CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

MASTER SECURITY AGREEMENT

This security agreement (“Master Security Agreement”) is entered into and is dated as of February 2, 2023 and made effective as of December 27, 2022. It is between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company (“Grantor”), and RABO AGRIFINANCE LLC, a Delaware limited liability company, as agent for itself and the other Secured Parties (defined herein) under the Collateral Agency Agreement (defined herein; and RABO AGRIFINANCE LLC, in that capacity, “Collateral Agent”).
RABO AGRIFINANCE LLC, a Delaware limited liability company, as Lender (“Lender”) has extended credit to Borrower under the terms and conditions of the Master Credit Agreement between Borrower and Lender dated June 15, 2021 (as amended by that certain Addendum to Master Credit Agreement dated as of December 27, 2022 and that certain Second Addendum to Master Credit Agreement dated as of even date herewith, along with any and all other subsequent modifications or amendments thereto the “MCA”). Each capitalized term used in this Master Security Agreement that is defined in the MCA and not defined in this Master Security Agreement will have the meaning specified in the MCA. This Master Security Agreement will be interpreted in accordance with the Drafting Conventions.
Grantor has or may also enter into certain derivatives transactions under Hedging Agreements with Swap Counterparties, under which Grantor has or may incur Hedging Obligations to Swap Counterparties.
The Loan Obligations (defined in the MCA) may be, from time to time, guaranteed by Guarantor under the terms and conditions of one or more guaranties in favor of Collateral Agent. The Hedging Obligations may be guaranteed by Guarantor under the terms and conditions of the Hedging Agreements and/or a separate guaranty of the Hedging Obligations (the MCA, the Guaranty, and the Hedging Agreements and any separate guaranty of the Hedging Obligations are herein sometimes individually and collectively referred to as the “Debt Instrument”).
To induce Lender and Swap Counterparties to extend credit and provide other financial accommodations (including derivative transactions) to Grantor, and in consideration thereof, Grantor agrees as follows:
1.The Collateral. Grantor assigns and grants to Collateral Agent a security interest in (a) that certain deposit account of Grantor ending in [***] and maintained with JPMorgan Chase Bank, N.A., defined as the Reserve Account pursuant to the MCA (the “Collateral”); (b) accessions, attachments and other additions to the Collateral; (c) substitutes or replacements for any Collateral, all proceeds, products, rents and profits of any Collateral, all rights under warranties and insurance contracts covering the Collateral, and any causes of action relating to the Collateral; and (d) books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).
2.Secured Obligations. This Master Security Agreement is to secure the payment and performance of the following (collectively, the “Secured Obligations”) in any order of priority that Collateral Agent or Secured Parties may choose: (a) all Obligations (defined in the MCA), under one or more Facility Sheet(s) from time to time where Grantor is designated from time to time as Borrower, Guarantor, or Non-Borrower, including this Master Security Agreement; (b) all Hedging Obligations; (c) all obligations of Grantor under this Master Security Agreement; (d) any obligations due to a Banking Counterparty with regard to Banking Obligations; all obligations of Grantor to Lender, Coöperatieve Rabobank U.A., a foreign banking organization organized as a cooperative bank under the laws of The Netherlands (“Rabobank”) or any other Affiliate of Lender (Lender, Rabobank, and any other Affiliate of Lender or Rabobank are herein individually and collectively, “Secured Parties”), whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether obligatory or non-obligatory; whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by assignment or otherwise, under the terms and conditions of any other written instrument or agreement executed by Grantor; and (e) any of the foregoing that arises after the filing of a petition by or against Grantor under an Insolvency Proceeding.
3.Grantor Representations. Grantor represents to Collateral Agent and Secured Parties that: (a) the legal name of Grantor is as appears in the first paragraph of this Master Security Agreement; (b) Grantor has not used any trade name, assumed name or other name except Grantor's name stated in the first paragraph of this Master Security Agreement; (c) Grantor has its place of business, or its chief executive office, if it has more than one place of business, located at the address adjacent to its signature below; (d) except for Liens expressly permitted under the terms of the MCA, Grantor has not granted any security interest in any of the Collateral except to Collateral Agent or Secured Parties; and (e) there are no claims, actions, proceedings or investigations pending or threatened against Grantor or affecting the Collateral with respect to any violations of Applicable Laws.
4.Information Accurate and Complete. Grantor's submission of any report, record or other information pertaining to the condition or operations, financial or otherwise, of Grantor, from time to time, whether or not required under Borrower's application for the Loan, Lender's underwriting and approval of the Loan, or this Master Security Agreement and the other Loan Documents, will be deemed accompanied by a representation by Grantor that the report, record or information is complete and accurate in all material respects as to the condition or operations of Grantor (and, if applicable, Grantor's Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities and Grantor’s business or organizational structure.
5.Grantor Covenants. Until such time as all of the Secured Obligations have been paid in full and the Hedging Agreements have been terminated:
(a)Grantor shall properly preserve, maintain and care for the Collateral; defend the Collateral against any adverse claims and demands; protect, diligently collect all accounts; and keep complete, current, and accurate Books and Records with respect to the Collateral and any proceeds or collections;
(b)Grantor shall notify Collateral Agent in writing prior to any change in (i) Grantor's name, identity or business structure or (ii) the location(s) of (A) Grantor's place of business or Grantor's chief executive office if Grantor has more than one place of business, (B) Grantor’s state of organization, or (C) Grantor's Books and Records concerning any Collateral;
(c)Grantor shall promptly notify Collateral Agent in writing of any event which affects the value of the Collateral, the ability of Grantor or Collateral Agent to dispose of the Collateral, or the rights and remedies of Collateral Agent in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise;
(d)except for purchase money security interests related to normal trade credit and Liens expressly permitted under the terms of this Master Security Agreement or the MCA, Grantor will not grant any security interest in any of the Collateral except to Collateral Agent, and will keep the

Collateral free of all Liens, claims, security interests and encumbrances of any kind or nature except the security interest of Collateral Agent and such permitted Liens;
(e)Grantor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Collateral Agent’s security interest. Without waiving Grantor's default for failure to make any such payment, Collateral Agent at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations. Grantor agrees to reimburse Collateral Agent on demand for any costs so incurred;
(f)until Collateral Agent exercises its rights to make collection, Grantor will diligently collect all Collateral;
(g)if any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Grantor shall immediately deliver such document to Collateral Agent, together with any necessary endorsements;
(h)Grantor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral; and
(i)Grantor will execute and deliver such additional documents as may be reasonably requested by Collateral Agent in connection with Collateral Agent's security interest in the Collateral, including all assignments, transfers, novations, and other documents required by Collateral Agent to transfer to Collateral Agent, all federal and state government program payments, rights to payment, accounts, general intangibles and benefits.
6.Additional Optional Requirements. Collateral Agent may at its option at any time, whether or not Grantor is in default: (a) require Grantor to deliver to Collateral Agent (i) copies of or extracts from the Books and Records, (ii) records and schedules which show the status and condition of the Collateral and where it is located, and (iii) information on any contracts or other matters affecting the Collateral; (b) permit Collateral Agent to inspect the Collateral; (c) require Grantor to furnish to Collateral Agent a list of the buyers, processors, commission merchants, cooperatives, or selling agents to or through whom Grantor sells any Collateral; (d) require Grantor to deliver to Collateral Agent any instruments or chattel paper; (e) notify or require Grantor to notify any account debtors, any buyers of the Collateral, or any other Persons of Collateral Agent’s interest in the Collateral; (f) notify or require Grantor to notify any account debtor to forward all payments and proceeds of the Collateral to Collateral Agent; and (g) endorse or sign Grantor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Grantor and remove therefrom any payments and proceeds of the Collateral.
7.Events of Default. The following each shall be an event of default under this Master Security Agreement (an “Event of Default”):
(a) an Event of Default under the MCA, including a default termination event or other similar event under any Hedging Agreement which is not cured within any grace or cure period specified therein, if any; and (b) Grantor breaches any term, provision, warranty or representation under this Master Security Agreement.
8.Remedies. Upon the occurrence of an Event of Default, Collateral Agent may: (a) pursue any or all remedies as set forth in this Master Security Agreement, the MCA or the Hedging Agreements; (b) enforce the security interest given hereunder or any other instrument or agreement pursuant to the UCC and any other Applicable Law; (c) enforce the security interest of Collateral Agent in any deposit account of Grantor maintained with any Secured Party by applying such account to the Secured Obligations; (d) require Grantor to obtain Collateral Agent’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral; (e) require Grantor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Collateral Agent in kind; (f) require Grantor to assemble the Collateral, including the Books and Records, and make them available to Collateral Agent at a place designated by Collateral Agent; (g) enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Grantor's equipment, if Collateral Agent deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral; (h) demand and collect any payments on and proceeds of the Collateral; (i) grant extensions and compromise or settle claims with respect to the Collateral for less than face value, upon reasonable prior notice to Grantor as may be required under the UCC; (j) have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Grantor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment or to demand or request the posting of any bond as a condition or term of such appointment; (k) take such measures as Collateral Agent may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Grantor hereby irrevocably constitutes and appoints Collateral Agent as Grantor's attorney-in-fact to perform all acts and execute all documents in connection therewith; and (l) without notice or demand to Grantor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other Secured Obligations, at any time held or owing by Collateral Agent or any of Collateral Agent’s agents or affiliates to or for the credit of the account of Grantor or any Guarantor or endorser of the Secured Obligations.
9.Notices. All notices, approvals, consents, and other communications, under this Master Security Agreement (“Notices”) must be given in accordance with and will be subject to the terms and provisions of the MCA. Notices must be mailed or delivered, if to Grantor, to the address adjacent Grantor's signature below; if to Collateral Agent or Lender, to 14767 N. Outer 40 Rd., Suite 400, Chesterfield, MO 63017, Attention: Loan Closing Department; if to Secured Parties other than Lender, c/o Rabobank, 245 Park Avenue, New York, NY 10167, Attention: Customer Service Representative; and in the case of any other Person, to the address designated by that Person in a Notice to Grantor Collateral Agent and Secured Parties.
10.Other Acts. Grantor shall cooperate with Collateral Agent and Secured Parties for the purposes of, and perform all acts which may be necessary or advisable to perfect any Lien provided for in this Master Security Agreement or to carry out the intent of this Master Security Agreement. Promptly (but in no event more than ten days) after request by Collateral Agent and Secured Parties, Grantor will execute, acknowledge and deliver any document which Collateral Agent and Secured Parties deem necessary or advisable for these purposes, and will, on demand, pay any expenses incurred by Collateral Agent and Secured Parties in the preparation, execution and filing of any such documents.
11.POWER OF ATTORNEY. TO FACILITATE THE PERFORMANCE OF THE AGREEMENTS OF GRANTOR UNDER THE LOAN DOCUMENTS, SECURED PARTY, IN THE NAME AND ON BEHALF OF GRANTOR OR, AT ITS OPTION, IN ITS OWN NAME, MAY (BEFORE OR AFTER AN EVENT OF DEFAULT) PERFORM OR OBSERVE ANY OBLIGATION OF GRANTOR TO SECURED PARTY AND TAKE ANY ACTION WHICH SECURED PARTY MAY DEEM NECESSARY OR DESIRABLE TO CURE OR CORRECT SUCH FAILURE. GRANTOR IRREVOCABLY AUTHORIZES SECURED PARTY AND GRANTS SECURED PARTY A POWER OF ATTORNEY IN THE NAME AND ON BEHALF OF THE GRANTOR

OR, AT ITS OPTION, IN ITS OWN NAME, COUPLED WITH AN INTEREST, TO COLLECT, RECEIVE, RECEIPT FOR, CREATE, PREPARE, COMPLETE, EXECUTE, ENDORSE, DELIVER, AND FILE ANY AND ALL INSURANCE APPLICATIONS, REMITTANCES, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER, AND OTHER WRITINGS, TO GRANT AN EXTENSION TO, COMPROMISE, SETTLE, WAIVE, NOTIFY, AMEND, ADJUST, CHANGE, AND RELEASE ANY OBLIGATION OF ANY ACCOUNT GRANTOR, OBLIGOR, INSURER, OR OTHER PERSON PERTAINING TO ANY COLLATERAL, AND TAKE ANY OTHER ACTION DEEMED BY SECURED PARTY TO BE NECESSARY OR DESIRABLE TO ESTABLISH, PERFECT, PROTECT, OR ENFORCE THE SECURED PARTY'S INTEREST IN THE COLLATERAL. Grantor shall execute FSA/CCC Power of Attorney forms and any other documents required to enable Secured Party to execute any and all documents necessary for application for, compliance or reporting of necessary information for all FSA/CCC programs. Secured Party has no duty to exercise any of the authority granted in this paragraph. Secured Party shall not be liable for any act or failure to act in connection with the collection of or the preservation of any rights with respect to the Collateral described in this paragraph.
12.Miscellaneous.
(a)Grantor hereby acknowledges Lender has entered into a collateral agency agreement between the Secured Parties (the “Collateral Agency Agreement”) which, as amended, modified, or restated, permits Lender to act as a Collateral Agent in servicing the applicable Loan.
(b)The MCA, the other Transaction Documents, and each other agreement or instrument made or entered into in connection with each of the Secured Obligations (collectively, the “Secured Obligation Documents”), collectively: (i) represent the sum of the understandings and agreements between Collateral Agent, Secured Parties, and Grantor concerning this credit; (ii) replace any prior oral or written agreements between Collateral Agent, Secured Parties, and Grantor concerning this credit; and (iii) are intended by Collateral Agent, Secured Parties, and Grantor as the final, complete and exclusive statement of the terms agreed to by them. The Secured Obligation Documents also grant further rights to Collateral Agent and Secured Parties, and contain further agreements and affirmative and negative covenants by Grantor which apply to this Master Security Agreement and to the Collateral.
(c)Each waiver by Collateral Agent or Secured Parties must be in writing, and no waiver is to be construed as a continuing waiver. No waiver is to be implied from any delay or failure by Collateral Agent or Secured Parties to take action on account of any default of Grantor. Consent by Collateral Agent or Secured Parties to any act or omission by Grantor must not be construed as a consent to any other or subsequent act or omission or waiver of the requirement for Collateral Agent’s or Secured Parties’ consent to be obtained in any future or other instance. The exercise by Collateral Agent or Secured Parties of any right or remedy under this Master Security Agreement or the other Secured Obligation Documents or under Applicable Law, shall not: cure or waive a breach, Event of Default or Notice of default under this Master Security Agreement or invalidate any act performed pursuant to any such default or Notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Secured Obligation Documents, including any Hedging Agreements, have been cured); or impair the security of this Master Security Agreement; or prejudice Collateral Agent or Secured Parties, or any receiver appointed in accordance with this Master Security Agreement, in the exercise of any right or remedy afforded any of them under this Master Security Agreement; or be construed as an affirmation by Collateral Agent or Secured Parties of any tenancy, lease or option, or a subordination of the Lien of this Master Security Agreement.
(d)Grantor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Grantor, including any holder of a Lien subordinate to this Master Security Agreement, by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.
(e)If Grantor consists of more than one Person, each Grantor (a) acknowledges that this Master Security Agreement is the independent and several obligation of each Grantor and may be enforced against each Grantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Grantor; and (b) agrees that its liability hereunder and under any other Secured Obligation Document shall be absolute, unconditional, continuing and irrevocable. GRANTOR EXPRESSLY WAIVES ANY REQUIREMENT THAT COLLATERAL AGENT OR SECURED PARTIES EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER GRANTORS UNDER THIS MASTER SECURITY AGREEMENT, OR ANY OTHER SECURED OBLIGATION DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE SECURED OBLIGATIONS.
(f)If Grantor is comprised of multiple Persons, any Person comprising Grantor is hereby authorized to bind all Parties comprising Grantor. Collateral Agent and Secured Parties may, at any time and without Notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.
(g)This Master Security Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns; provided that Grantor shall not assign its rights or obligations hereunder without Secured Parties’ consent. However, this Paragraph does not waive the provisions of Section 5(h) of this Master Security Agreement; and Grantor shall not assign its rights or obligations hereunder without the consent of Collateral Agent and Secured Parties. Collateral Agent and Secured Parties may transfer all or any portion of its rights under the Secured Obligation Documents to any other Person. Collateral Agent and Secured Parties may disclose to any actual or proposed transferee any information that Grantor has delivered to Collateral Agent or Secured Parties in connection with the negotiation of this Master Security Agreement or pursuant to the Secured Obligation Documents; and Grantor shall cooperate fully with Collateral Agent and Secured Parties in providing that information to any actual or proposed transferee. Any individual signing this Master Security Agreement does so on his or her own behalf and on behalf of his or her marital community, and agrees that recourse may be had against community assets and against his or her separate property for the satisfaction of all indebtedness, liabilities and obligations of Indemnitor under this Master Security Agreement.
(h)All rights and remedies under this Master Security Agreement and the Secured Obligation Documents are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.
(i)Any provision of any Secured Obligation Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Secured Obligation Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Collateral Agent may, at its option, declare all Secured Obligations immediately due and payable.
(j)This Master Security Agreement may not be amended, changed, modified, altered, or terminated without the prior written consent of Collateral Agent and Secured Parties.
(k)This Master Security Agreement shall be governed exclusively by the applicable laws of the State of Kentucky (the “Governing Law State”) without regard or reference to its conflict of laws principles. Grantor understands that the laws of the Governing Law State may differ from the laws of the State where Grantor resides or otherwise is located or where the Collateral is located. However, Grantor understands, agrees and acknowledges that (a) this Master Security Agreement and the Secured Obligation Documents have significant and substantial contacts with the Governing Law State,
(b) it is convenient to Grantor and Lender to select the law of the Governing Law State to govern this Master Security Agreement and the transactions evidenced hereby, (c) the transactions evidenced by this Master Security Agreement bear a reasonable connection to the laws of the Governing Law State, (d) the choice of the internal laws of the Governing Law State was made for good and valid reasons, and (e) the choice of the Governing Law State constitutes good and valuable consideration for Secured Parties to enter into the Secured Obligation Documents and Secured Parties have entered into the Secured Obligation Documents in reliance on this choice.
(l)GRANTOR IRREVOCABLY AGREES THAT, AT THE OPTION OF COLLATERAL AGENT, ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS MASTER SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL BE LITIGATED IN IN ANY CIRCUIT COURT OR UNITED STATES DISTRICT COURT OF THE GOVERNING LAW STATE (AS DEFINED IN SECTION 12.09 OF THE MCA). GRANTOR IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF THOSE COURTS FOR ALL SUCH ACTIONS, PROCEEDINGS AND COUNTERCLAIMS AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE, OR OTHERWISE.
(m)This Master Security Agreement may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.
(n)Collateral Agent is authorized to execute any other documents or take any other actions necessary to effectuate this Master Security Agreement and the consummation of the transactions contemplated herein.
(o)Collateral Agent is authorized to file in any Uniform Commercial Code jurisdiction, any such financing statement or amendment as Collateral Agent deems necessary or desirable to perfect its security interest, including but not limited, to a financing statement or amendment indicating the collateral as “all assets,” “all personal property,” or “all personal property and fixtures” of Grantor.
(p)Collateral Agent and Secured Parties are authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Grantor. Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Collateral Agent or Secured Parties shall authorize third Persons to provide the information requested from time to time.
(q)Each Party has participated in negotiating and drafting this Master Security Agreement, so if an ambiguity or a question of intent or interpretation arises, this Master Security Agreement is to be construed as if the Parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Master Security Agreement.
(r)GRANTOR, AND BY ACCEPTANCE HEREOF, COLLATERAL AGENT (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS MASTER SECURITY AGREEMENT; OR (II) ANY SECURED OBLIGATION DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE (INDIVIDUALLY AND COLLECTIVELY, A “CONTROVERSY OR CLAIM”); AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CONTROVERSY OR CLAIM TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THE PROVISIONS OF THIS SECTION ARE GIVEN KNOWINGLY AND VOLUNTARILY; AND ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE SECURED OBLIGATION DOCUMENTS.
13.IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
Grantor is signing this Master Security Agreement effective as of the day and year first written above.
GRANTOR

Address for Notices:		APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
	By:	/s/ Loren Joseph Eggleton
500 Appalachian Way Morehead, KY 40351 Alternate address for notice by U.S. Mail: 401 W. Main Street, Suite 321 Lexington, KY 40507		LOREN JOSEPH EGGLETON Chief Financial Officer